Exhibit 10.4

CONSULTING AGREEMENT

Southwest Casino and Hotel Corp., a Minnesota corporation (“Southwest”), and Black Diamond Commercial Finance, L.L.C., a Delaware limited liability company, in its capacity as Agent (as such term is defined in the Credit Agreement, “Agent”) under the Credit Agreement (“BDCF”), enter into this Consulting Agreement (this “Agreement”) effective as of October 19, 2008 (the “Effective Date”).

WITNESSETH

WHEREAS, Southwest owns a 50% Membership Interest (as such term is defined in the Member Control Agreement, as defined below) (the “Membership Interest”) in North Metro Harness Initiative, LLC, a Minnesota limited liability company d/b/a Running Aces Harness Park (“Running Aces”), whose business and affairs are governed by that certain Member Control Agreement of North Metro Harness Initiative, LLC, entered into and effective as of June 8, 2004 (as amended by that certain First Amendment to Member Control Agreement dated as of April 20, 2007, the “Member Control Agreement”);

WHEREAS, BDCF and Running Aces entered into that certain Credit Agreement, dated as of April 20, 2007 (as has been amended, restated, supplemented or other modified from time to time, the “Credit Agreement”), by and among Running Aces, as borrower, the Loan Parties (as such term is defined in the Credit Agreement) and BDCF, as Agent;

WHEREAS, as a result of the Existing Defaults (as such term is defined in the Settlement Agreement) and the financial difficulties of Running Aces, Southwest, Southwest Casino Corporation, a Nevada corporation and owner of 100% of the capital stock of Southwest, and BDCF, contemporaneously with the execution and delivery of this Agreement, have entered into that certain Settlement Agreement, dated as of the date hereof (the “Settlement Agreement”), which Settlement Agreement, among other things, requires the transfer of Southwest’s Membership Interest to BCDF, as Agent, and the execution and delivery of this Consulting Agreement;

WHEREAS, prior to the transfer of Southwest’s Membership Interests as contemplated by the Settlement Agreement, Southwest, through its officers and employees, has provided leadership, management, consulting and other services to Running Aces and its staff;

WHEREAS, in order for Running Aces to continue its operations without interruption following the sale of its Membership Interests as contemplated by the Settlement Agreement, BDCF has requested that Southwest provide or cause to be provided certain services to Running Aces for a limited time; and

WHEREAS, Southwest is willing to provide or cause to be provided such services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

1.              CONSULTING SERVICES. BDCF engages Southwest to provide leadership, management and consulting services to Running Aces and BDCF, as Agent, with a level of care and diligence and in a manner consistent with Southwest’s provision of leadership, management and consulting services prior to the sale of the Membership Interest (collectively, the “Consulting Services”), on the terms and subject to the conditions of this Agreement.  Southwest hereby represents to BCDF, and BCDF hereby acknowledges, that the Consulting Services to be provided hereunder shall be provided in good faith and in an manner consistent with the historical delivery of such Consulting Services to Running Aces, substantially for the same purposes, in the same manner, with the same personnel, with the same quality and with the same degree of care as Southwest has provided such Consulting Services to Running Aces immediately prior to the Effective Date.

2.              TRANSITION SERVICES.  In addition to providing the Consulting Services, Southwest agrees to assist BDCF, as Agent, in the transition of the management and operation of Running Aces from Southwest to BDCF.  The services to be provided by Southwest in connection with this transition (the “Transition Services” and, together with the Consulting Services, the “Services”) will consist of:

2.1                               Working with BDCF to train any new management and operational personnel selected by BDCF (“New Management”), if any, to operate and manage Running Aces;

2.2                               Working with BDCF and New Management to establish working relationships between BDCF and New Management, on one hand, and each group or agency with whom relationships are required to manage or operate Running Aces, including, without limitation, Commissioners and staff of the Minnesota Racing Commission (the “Commission”), governmental authorities of Columbus Township and horsemen’s guilds.

2.3                               Working with Running Aces staff, BDCF and New Management to maintain and renew any and all licenses held by Running Aces that are necessary or proper to enable the uninterrupted operation of Running Aces.

2.4                               Working with Running Aces staff, BDCF and New Management to obtain approval for Running Aces’ 2009 live and simulcast race schedules.

2.5                               Working with Running Aces staff, BDCF and New Management in each and all capacities necessary to ensure the uninterrupted operation of the business of Running Aces, in all cases in good faith and in the case of current Running Aces staff in a manner consistent with the historical practices of Southwest, substantially for the same purposes, in the same manner, with the same personnel, with the same quality and with the same degree of care as Southwest has worked with Running Aces staff immediately prior to the Effective Date.

3.              LIMITATION OF CONSULTING AND TRANSITION SERVICES.  Southwest agrees to provide the Services as it reasonably determines necessary to meet the standards of care set forth in Section 1 and Section 2 during the Term of this Agreement.  BDCF acknowledges and agrees that it is the desire of Southwest and BDCF that, through the provision of the Transition Services, the need for and amount of Services provided by Southwest may diminish over the Term of this Agreement.  The aggregate monthly compensation to Southwest is for all services to be provided under this Agreement and any expenses incurred by Southwest in connection with the provision of the Services, and any reduction in the amount of services provided over the course of this Agreement will not result in a reduction in the monthly compensation due to Southwest.

4.              COMPENSATION OF SOUTHWEST.  In consideration for the Services provided by Southwest under this Agreement, BDCF will pay to Southwest a consulting fee equal to $50,000 per month (the “Consulting Fee”).  BDCF will make the initial $50,000 payment within 5 business days of the Effective Date.  BDCF will then make successive $50,000 payments on the next 3 monthly anniversaries of the Effective Date.

5.              TERM.  The term of this Agreement begins on the Effective Date and extends until the 4 month anniversary of the Effective Date (the “Term”), unless extended by written agreement of Southwest and BDCF or terminated pursuant to Section 11.

6.              AUTHORITY.  Each of Southwest and BDCF represents and warrants that: (i) it has full power, right and authority to execute and deliver this Agreement and enter into and perform its obligations hereunder and to consummate the transactions contemplated hereby; and (ii) the execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized and approved by all necessary action of the part of Southwest or BDCF, as applicable.  The undersigned representatives of Southwest and BDCF have full power and authority to enter into this Agreement and to bind Southwest and BDCF, respectively.

7.              COMPLIANCE WITH LAWS; LICENSING.  Neither Southwest nor BDCF will have any rights or obligations under this Agreement to the extent that performance under this Agreement violates any law or regulation, except that BDCF will remain obligated to pay the Consulting Fee if the violation of law or regulation results from any action or inaction of BDCF or the inability of BDCF to obtain or maintain any license required by BDCF in connection with BDCF’s ownership of the Membership Interest.

8.              INDEPENDENT CONTRACTOR. Both BDCF and Southwest agree that Southwest will act strictly as an independent contractor in the performance of its duties under this Agreement and, under no circumstances, will be deemed the agent of BDCF.  Accordingly, Southwest will be wholly responsible for all Southwest employees and payment of all taxes arising out of Southwest’s activities in accordance with this contract, including by way of illustration but not by limitation, federal and state income tax, social security tax, unemployment insurance taxes, and any other taxes or gaming or business license fees as required.

9.              NO PARTNERSHIP.  Nothing in this Agreement will be deemed as creating a partnership, joint venture or similar business relationship between Southwest and BDCF.  Nothing in this Agreement will be construed to create any contract right on the part of any third party or any duty or obligation to such third party on the part of Southwest or BDCF whatsoever.

10.       CONFIDENTIAL INFORMATION. Each party agrees that any information received by it or any agent, employee or consultant retained by it, concerning the other party, or with respect to Southwest, concerning Running Aces, during the performance of this Agreement, regarding the parties’, or with respect to Southwest, Running Aces’ organization, financial matters, marketing plans, or other information of a proprietary nature, will be treated by both parties in full confidence and, except as required by law, will not be revealed to any other persons, firms or organizations without the written permission of the other party.  In addition, BDCF acknowledges and agrees that Southwest is a public company that is required to file periodic reports and other information with United States Securities and Exchange Commission and provide public information in accordance with the rules and regulations of the Securities and Exchange Commission.  Nothing in this Agreement limits the ability of Southwest to make such filings and announcements as Southwest reasonably determines, in its sole discretion, are required or advisable under applicable securities laws.  This provision will survive the termination of this Agreement.  Southwest will take all measures deemed reasonably necessary by Southwest to protect BDCF’s and Running Aces’ data that comes into the possession of Southwest from destruction, deletion, loss or unauthorized change and to cause its recovery in events of force majure.

11.       TERMINATION AND DEFAULT.

11.1                        INVOLUNTARY TERMINATION DUE TO CHANGES IN OR COMPLIANCE WITH APPLICABLE LAWS.  It is the understanding of the parties that the operation of Running Aces will comply with all applicable laws.  If this Agreement is determined by a court of competent jurisdiction no longer to be lawful, the obligations of the parties will immediately cease, except that BDCF will remain obligated to pay the Consulting Fee if the determination of unlawfulness results directly from any action or inaction of BDCF or the inability of BDCF to obtain or maintain any license required by BDCF in connection with BDCF’s ownership of the Membership Interest.  If Southwest determines Running Aces or its operations may not comply with rules, regulations or laws applicable to Running Aces, BDCF or Southwest, Southwest may terminate this Agreement, and any obligation of BDCF to pay the Consulting Fee shall also be terminated.

11.2                        EVENTS OF DEFAULT.  Any one or more of the following will constitute an event of default (an “Event of Default”) as that term is used in this Agreement:

11.2.A            Default in the payment of any amount due under this Agreement, if such default continues for more than 5 days after written notice of such default is delivered by Southwest to BCDF; or

11.2.B            Default in the observance or performance of any covenant, condition, or agreement by either BDCF or Southwest that continues for more than 30 days after written notice to cure the default.

11.3                        TERMINATION UPON EVENT OF DEFAULT.  BDCF or Southwest may terminate this Agreement immediately upon an Event of Default by the other party.

11.4                        RIGHTS ON TERMINATION.  If BDCF exercises its right to terminate this Agreement, BDCF will pay Southwest all Consulting Fees due Southwest under this Agreement up to the date this Agreement terminates as determined under Section 10.3 (the “Early Termination Date”).  BDCF will pay all such fees on or before the Early Termination Date.  If Southwest exercises its right to terminate this Agreement, BDCF shall have no obligation to pay the Consulting Fee for any periods after the Early Termination Date.  Following the termination or expiration of this Agreement, all obligations of the parties hereto shall terminate, except that the provisions of Section 10, 14, 15, 16, 17, 21 and 22 shall remain in full force and effect following such termination or expiration.

12.       FORCE MAJEURE.  All obligations set forth in this Agreement will be subject to impossibility of performance as a consequence of any strike, lock-out, fire, destruction, acts of God, restrictions of any governmental authority, civil commotion, unavoidable casualty or other cause beyond the control of either party.

13.       SEVERABILITY.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision will be severed and considered deleted from this Agreement and the remainder of that provision and this Agreement will be unaffected and will continue in full force and effect or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

14.       GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

15.       CONSENT TO JURISDICTION.  EACH OF SOUTHWEST AND BDCF HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED IN SUCH COURTS.  EACH OF SOUTHWEST AND BDCF EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH OF SOUTHWEST AND BDCF HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SOUTHWEST OR BDCF, AS APPLICABLE, BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SOUTHWEST OR BDCF, AS APPLICABLE, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

16.       WAIVER OF JURY TRIAL.  SOUTHWEST AND BDCF HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  SOUTHWEST AND BDCF ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER ACQUISITION DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  SOUTHWEST AND BDCF WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS

17.       NOTICES.  Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, sent by e-mail, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given:  (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a business day before 4:00 p.m. New York time; (c) if sent by e-mail, by the sender’s receipt of an e-mail acknowledgment confirming delivery thereof, (d) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (e) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed:

To BDCF at:

Black Diamond Commercial Finance, L.L.C.

100 Field Drive

Lake Forest, IL 60045-2580

ATTN:  Hugo H. Gravenhorst

Fax:  (847) 615-9064

With a copy to:

Black Diamond Capital Management, L.L.C.

One Sound Shore Drive

Suite 200

Greenwich, CT 06830

ATTN:  Bob Rosenbloom

Fax:  (203) 552-1014

and:

Latham & Watkins LLP

233 South Wacker Drive

Suite 5800, Sears Tower

Chicago, Illinois 60606

ATTN:  Jeff Moran

Fax:  (312) 993-9767

To Southwest at:

Southwest Casino Corporation

2001 Killebrew Drive, Suite 306

Minneapolis, Minnesota 55425

Attention: Thomas E. Fox, President

Fax:  (952) 853-9991

With a copy to:

Oppenheimer Wolff & Donnelly, LLP

Plaza VII, Suite 3200

35 South 7th Street

Minneapolis, MN 55402

ATTN:  D. William Kaufman

Fax:  (612) 607-7100

The above addresses may be changed at any time by written notice.

18.       ASSIGNMENTS.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and permitted assigns.  Notwithstanding the foregoing, this Agreement is for personal services and specialized experience and expertise of Southwest and may not be assigned by either party without the prior written consent of the other party, except that Agent may assign this agreement without prior consent to any Lender (as such term is defined in the Credit Agreement).

19.       ENTIRE AGREEMENT.  This Agreement, together with the Settlement Agreement and the other documents referred to therein, contains the entire agreement of the parties on the subject matters stated herein, and supersedes and renders null and void all prior agreements or understandings, whether written or oral, which exist or may have existed between the parties with respect to its subject matters.  This document will be deemed drafted by both parties and will not be construed against any party by virtue of such draftsmanship.

20.       NATURE OF SERVICES AND RECOMMENDATIONS.  Southwest will use commercially reasonable efforts when providing its services under this agreement.  Southwest and BDCF agree that the nature of the services and recommendations that Southwest will provide under this agreement require Southwest to apply its experience and expertise on behalf of BDCF and Running Aces, which requires the application of considerable judgment and the making of assumptions, all of which may prove inaccurate.  BDCF and Southwest acknowledge and agree that in providing the Services under this Agreement, Southwest is not guaranteeing the success of Running Aces and nothing in this Agreement can be construed as an assurance or guarantee of any operating result or level of performance of Running Aces.

BDCF further acknowledges and agrees that: (a) except as provided under Section 2.3, BDCF has not requested and Southwest will not provide any services in connection with any licenses or approvals that BDCF or New Management must obtain in connection with the sale of the Membership Interest; (b) the Commission is an independent regulatory body over which Southwest has no control; (c) the ability of BDCF and New Management to establish working relationships with the Commission is ultimately the responsibility of BDCF and New Management; (d) Southwest does not know and cannot control how the Commission will respond to the sale of the Membership Interest; and (e) Southwest will have no liability or responsibility to BDCF or Running Aces in connection with any decision made, action taken, or failure to act by the Commission.

21.       INDEMNIFICATION OF BDCF.  Southwest hereby agrees to indemnify and hold harmless BDCF and its affiliates and their respective officers, directors, managers, employees, agents and representatives from and against any and all claims, losses, damages, liabilities, deficiencies, obligations or out-of-pocket costs or expenses, including, without limitation, reasonable attorneys’ fees and expenses and costs and expenses of investigation (collectively “Losses”), arising out of or resulting from (a) any breach of this Agreement by Southwest, or

(b) the gross negligence or willful misconduct of Southwest in the performance of any obligations hereunder, except to the extent such Losses result directly from the breach of this Agreement by BDCF or the gross negligence or willful misconduct of BDCF in the performance of any obligations hereunder.

22.       LIMITATION ON LIABILITY.  In no event will Southwest be liable hereunder, for any payment to BDCF or Running Aces in excess of the fees actually paid to Southwest by BDCF nor will Southwest be liable to BDCF or Running Aces, whether in contract, warranty, tort (including negligence or strict liability) or otherwise for any special, indirect, incidental or consequential damages of any kind or nature whatsoever.

23.       AMENDMENTS.  This Agreement may only be amended in a writing signed by both parties.

24.       NO WAIVER.  Any extension or waiver of the obligations herein of either party shall be valid only if set forth in an instrument in writing referring to this section and signed by the party to be bound hereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

25.       EXPENSES.  Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

26.       ADDITIONAL DOCUMENTS.  The parties hereto will, without additional consideration, execute and deliver such further instruments or take such other action as may be reasonably requested by any other party hereto in order to carry out the purposes of this Agreement.

27.       OTHER BUSINESS.  Nothing in this Agreement shall prevent any party from providing any service to any other person.  Nothing in this Agreement shall prevent BDCF from obtaining services the same or substantially the same as the Services from its own employees or from providers other than Southwest.

28.       COMMUNICATION.  Each of Southwest and BDCF shall designate in writing to the other party its general representative who shall be the primary liaison between Southwest and BDCF in the implementation of this Agreement and who shall be copied on all correspondence between the parties.  These general representatives shall correspond regularly and in good faith to insure that, whenever possible, both parties’ concerns as to the day-to-day management of the business are acted upon and resolved to the mutual satisfaction of the parties.

29.       COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute one and the same instrument.  The parties agree that telecopied or electronically scanned pages of signatures will be sufficient, with original signature pages to be supplied and exchanged at a later date.

Signature page follows.

IN WITNESS WHEREOF, Southwest and BDCF have executed this Agreement as of the Effective Date.

SOUTHWEST CASINO AND HOTEL CORP.

By:	/s/ Thomas E. Fox
Thomas E. Fox
President

BLACK DIAMOND COMMERCIAL FINANCE, L.L.C., as Agent

By:	/s/ Hugo H. Gravenhorst
Hugo H. Gravenhorst
Managing Director